EXHIBIT 99.1

ADTRAN Holdings, Inc. announces certain preliminary second quarter 2026 results

Huntsville, Alabama, USA. – July 21, 2026 — ADTRAN Holdings, Inc. (NASDAQ: ADTN and FSE: QH9) (“ADTRAN Holdings” or the “Company”) today announced preliminary unaudited revenue, preliminary GAAP and non-GAAP operating margin, and preliminary GAAP and non-GAAP basic and diluted earnings per share for the fiscal quarter ended June 30, 2026.

This press release announcement is being provided due to German ad hoc disclosure requirements following, among others, the Company's performance relative to its previously issued revenue guidance. All figures in this release are preliminary and subject to completion of the Company's quarter-end financial close procedures.

For the second quarter of 2026, preliminary revenue is expected to be in the range of $280.0 million to $282.0 million, which is below the Company’s previously announced guidance range of $283.0 million to $303.0 million.

Preliminary GAAP operating margin for the second quarter of 2026 is expected to be between (3.2)% to (4.0)%. Preliminary non-GAAP operating margin for the second quarter is expected to be between 3.5% to 4.0%, which is below our previously announced guidance range of 5.0% to 9.0%.

The Company currently expects second quarter 2026 preliminary GAAP basic and diluted loss per common share attributable to ADTRAN Holdings, Inc. to be between $(0.12) and $(0.14). The Company currently expects second quarter 2026 preliminary non-GAAP basic and diluted earnings per common share attributable to ADTRAN Holdings, Inc. to be between $0.03 and $0.05.

For the third quarter of 2026, the Company expects revenue to be within a range of $275.0 million to $295.0 million. Non-GAAP operating margin is expected to be within a range of 1.5% to 5.5%.

Tom Stanton, Chairman and Chief Executive Officer, said “Our preliminary second quarter results were directly impacted by a project delay from a single customer. In addition, margins reflected the current elevated component and freight cost environment. While these factors are affecting our near-term financial results, they do not change the underlying business, customer engagement or strategic priorities we are executing against.”

“Outside of this customer-specific dynamic, we’re encouraged by the continued strength of our optical networking business, the opportunities we’re seeing with customers and end markets, and the innovation pipeline that continues to expand our addressable market,” Stanton concluded. “We look forward to discussing our second quarter results and the opportunities ahead in greater detail when we report full results in two weeks.”

Quarterly Release and Earnings Call

The information contained in this press release is preliminary. The Company will release its final financial results for the second quarter 2026 after the market close on Monday, August 3, 2026, at https://investors.adtran.com/. The Company will conduct a conference call on Tuesday, August 4, 2026 at 7:30 a.m. Central Time (2:30 p.m. Central European Time).

The Company will webcast this conference call, or you may dial in to participate. To listen, visit the events and presentations section of ADTRAN Holdings, Inc. Investor Relations site at https://events.q4inc.com/attendee/977314034 approximately 10 minutes before the start of the call, or you may dial 1-888-330-2391 (Toll-Free US) or 1-240-789-2702, and use Conference ID 8936454. An online replay of the conference call and a transcript of the call will be available on the Investor Relations site shortly following the call and will remain available for at least 12 months.

The information contained in this press release is solely based on preliminary unaudited results. Non-GAAP operating margin (which is calculated as non-GAAP operating income divided by revenue) is a non-GAAP financial measure. Reconciliations between GAAP operating loss and GAAP operating margin for the second quarter 2026 and non-GAAP operating income and non-GAAP operating margin, respectively, are set forth in the table provided below.

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this press release which are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can also generally be identified by the use of words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “may,” “could” and similar expressions. Examples of forward-looking statements include, among others, statements regarding management’s expectations with respect to the Company’s final revenue, final

GAAP and non-GAAP operating margin, and final non-GAAP earnings per share for the second quarter 2026, as well as future underlying customer activity and demand trends. In addition, ADTRAN Holdings, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such forward-looking information speaks only as of the date hereof, and ADTRAN Holdings undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise, except to the extent as may be required by law. All such forward-looking statements are necessarily estimates and reflect management’s best judgment based upon current information. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which have caused and may in the future cause actual events or results to differ materially from those estimated by ADTRAN Holdings include, but are not limited to: (i) risks and uncertainties relating to our ability to remain in compliance with the covenants set forth in and satisfy the payment obligations under our credit agreement and convertible notes, to satisfy our payment obligations to Adtran Networks’ minority shareholders under the Domination and Profit and Loss Transfer Agreement between us and Adtran Networks (the “DPLTA”), and to make payments to Adtran Networks in order to absorb its annual net loss pursuant to the DPLTA; (ii) the risk of fluctuations in revenue due to lengthy sales and approval processes required by major and other service providers for new products, as well as shifting customer spending patterns; (iii) risks and uncertainties related to our inventory practices and ability to match customer demand; (iv) risks and uncertainties relating to our level of indebtedness and our ability to generate cash; (v) risks and uncertainties relating to ongoing material weaknesses in our internal control over financial reporting; (vi) risks posed by changes in general economic conditions and monetary, fiscal and trade policies, including tariffs; (vii) risks and uncertainties relating to our international operations, including potential exposure to ongoing military conflicts (including the conflicts in Iran, Ukraine, and Israel and the surrounding areas); (viii) risks posed by potential breaches of information systems and cyber-attacks (ix) the risk that we may not be able to effectively compete, including through product improvements and development; and (x) the other risks set forth in our public filings made with the Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K for the year ended December 31, 2025, our Form 10-Q for the quarterly period ended March 31, 2026, and our Form 10-Q for the quarterly period ended June 30, 2026 to be filed with the SEC.

Additionally, the financial measures presented herein are a preliminary estimate, remain subject to our internal controls and procedures, and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end adjustments. Any variation between the Company’s actual financial results and the preliminary ranges set forth herein may be material.

Explanation of Use of Non-GAAP Financial Measures

Set forth in the tables below are a reconciliation of preliminary operating loss, operating margin, net loss inclusive of the non-controlling interest, net loss attributable to the Company, and loss per share - basic and diluted, attributable to the Company, in each case as reported based on generally accepted accounting principles in the United States (“GAAP”) to preliminary non-GAAP operating income, non-GAAP operating margin, non-GAAP net income inclusive of the non-controlling interest, non-GAAP net income attributable to the Company and non-GAAP net earnings per share - basic and diluted, attributable to the Company respectively. Such non-GAAP measures excludes acquisition-related expenses, amortization and adjustments (consisting of intangible amortization of backlog, inventory fair value adjustments, developed technology, customer relationships, and trade names acquired in connection with business combinations), stock-based compensation expense, restructuring expenses, deferred compensation adjustments, and certain one-time professional fees and other expenses. These measures are used by management in our ongoing planning and annual budgeting processes. Additionally, we believe the presentation of these non-GAAP measures, when combined with the presentation of the most directly comparable GAAP financial measures, are beneficial to the overall understanding of ongoing operating performance of the Company.

These non-GAAP financial measures are not prepared in accordance with, or an alternative for, GAAP and therefore should not be considered in isolation or as a substitution for analysis of our results as reported under GAAP. Additionally, our calculation of these non-GAAP measures may not be comparable to similar measures calculated by other companies.

About Adtran

ADTRAN Holdings, Inc. (NASDAQ: ADTN and FSE: QH9) is the parent company of Adtran, Inc., a leading global provider of open, disaggregated networking and communications solutions that enable voice, data, video and internet communications across any network infrastructure. From the cloud edge to the subscriber edge, Adtran empowers communications service providers around the world to manage and scale services that connect people, places and things. Adtran solutions are used by service providers, private enterprises, government organizations and millions of individual users worldwide. ADTRAN Holdings, Inc. is also the majority shareholder of Adtran Networks SE, formerly ADVA Optical Networking SE (“Adtran Networks”). Find more at Adtran.com, LinkedIn and X.

Published by

ADTRAN Holdings, Inc.

www.adtran.com

Media contact

Gareth Spence

+44 1904 699 358

public.relations@adtran.com

Investor contact

Rob Fink

investor.relations@adtran.com

Reconciliation of Preliminary Operating Loss and Preliminary Operating Margin to Preliminary Non-GAAP Operating Income and Preliminary Non-GAAP Operating Margin

(Unaudited)

(In millions)

Three Months Ended June 30, 2026 Expected Range
Total Revenue	$280.0 - $282.0

Operating Loss	$(8.9) - $(11.2)
Acquisition related expenses, amortizations and adjustments (1)	$10.9 - $12.2
Stock-based compensation expense	$2.4 - $3.4
Deferred compensation adjustments (2)	$5.0 - $6.0
Professional fees and other expenses (3)	$0.5 - $0.9
Non-GAAP Operating Income	$9.9 - $11.3

Operating Margin	(3.2)% - (4.0)%
Non-GAAP Operating Margin	3.5% - 4.0%

(1) Includes intangible amortization of backlog, developed technology, customer relationships, and trade names acquired in connection with business combinations. We incur charges relating to the amortization of intangible assets and exclude these charges for purposes of calculating our non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of our acquisitions. We exclude these charges for the purpose of calculating our non-GAAP measures, primarily because they are noncash expenses and our internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding intangible asset amortization. Although this does not directly affect our cash position, the loss in value of intangible assets over time can have a material impact on the equivalent GAAP earnings measure.

(2) Includes non-cash change in fair value of equity investments held in the ADTRAN Holdings, Inc. Deferred Compensation Program for certain employees, all of which is included in selling, general and administrative expenses on the condensed consolidated statement of loss.

(3) Included in cost of revenue, selling, general and administrative and research and development expenses on the condensed consolidated statements of loss.

Supplemental Information

Reconciliation of Preliminary Net Loss inclusive of Non-Controlling Interest to

Preliminary Non-GAAP Net Income inclusive of Non-Controlling Interest

(Unaudited)

and

Reconciliation of Preliminary Net Loss attributable to ADTRAN Holdings, Inc. and

Preliminary Loss per Common Share attributable to ADTRAN Holdings, Inc. – Basic and Diluted to

Preliminary Non-GAAP Net Income attributable to ADTRAN Holdings, Inc. and

Preliminary Non-GAAP Earnings per Common Share attributable to ADTRAN Holdings, Inc. – Basic and Diluted

(Unaudited)

(In millions, except per share amounts)

Three Months Ended June 30, 2026 Expected Range
Net Loss attributable to ADTRAN Holdings, Inc. common stockholders	$(9.9) - $(11.0)
Effect of redemption of RNCI (1)	$(0.6)
Net Loss attributable to ADTRAN Holdings, Inc.	$(10.5) - $(11.6)
Net Income attributable to non-controlling interest (2)	$2.2
Net Loss inclusive of non-controlling interest	$(8.3) - $(9.4)
Acquisition related expenses, amortizations and adjustments (3)	$10.9 - $12.2
Stock-based compensation expense	$2.4 - $3.4
Deferred compensation adjustments (4)	$0.2 - $0.4
Professional fees and other expenses (5)	$0.5 - $0.9
Tax effect of adjustments to net loss	$(2.0) - $(1.6)
Non-GAAP Net Income inclusive of non-controlling interest	$3.7 - $5.9
Net Income attributable to non-controlling interest (2)	$(2.2)
Non-GAAP Net Income attributable to ADTRAN Holdings, Inc.	$1.5 - $3.7
Effect of redemption of RNCI (1)	$0.6
Non-GAAP Net Income attributable to ADTRAN Holdings, Inc. common stockholders	$2.1 - $4.3

Weighted average shares outstanding – basic	80,948
Weighted average shares outstanding – diluted	80,948

Loss per common share attributable to ADTRAN Holdings, Inc. – basic	$(0.12) - $(0.14)
Loss per common share attributable to ADTRAN Holdings, Inc. – diluted	$(0.12) - $(0.14)

Non-GAAP Earnings per common share attributable to ADTRAN – basic	$0.03 - $0.05
Non-GAAP Earnings per common share attributable to ADTRAN – diluted	$0.03 - $0.05

(1) Loss per common share attributable to ADTRAN Holdings, Inc. - basic and diluted - reflects a $0.6 million effect of redemption of RNCI for the three months ended June 30, 2026.

(2) Represents the non-controlling interest portion of the Company's ownership of Adtran Networks pre-DPLTA and the annual recurring compensation earned by redeemable non-controlling interests and accrued by the Company post-DPLTA.

(3) We incur charges relating to the amortization of intangible assets and exclude these charges for purposes of calculating our non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of our acquisitions. We exclude these charges for the purpose of calculating our non-GAAP measures, primarily because they are noncash expenses and our internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding intangible asset amortization. Although this does not directly affect our cash position, the loss in value of intangible assets over time can have a material impact on the equivalent GAAP earnings measure.

(4) Includes non-cash change in fair value of equity investments held in deferred compensation plans offered to certain employees.

(5) Included in cost of revenue, selling, general and administrative and research and development expenses on the condensed consolidated statements of loss. Includes one-time professional fees, business expenses, related employee exit costs and offset by a reversal of a provision in connection with a 401(k) plan corrective action which the Company received a compliance statement from the IRS approving a retroactive amendment to correct the matter.